LEASE AGREEMENT


         THIS LEASE made and entered into this 14th day of July 1998, between EAGLE VALLEY REALTY, a Pennsylvania general partnership (hereinafter called "Landlord") and PENN NATIONAL GAMING, INC., a Pennsylvania corporation (hereinafter called "Tenant").

                            DEMISED PREMISES; DEMISE

         Landlord is the owner of shopping center known as the Eagle's Glen Shopping Plaza (the "Shopping Center") located in East Stroudsburg Borough (the "Borough"), Monroe County, Pennsylvania. The current configuration and location of the improvements constituting the Shopping Center are depicted on the site plan (the "Current Site Plan") attached hereto as Exhibit "A". Landlord will seek approval from the relevant governmental bodies to expand the Shopping
Center (the "New Plan Approval") by constructing an additional building containing approximately 28,000 square feet (the "Additional Building") and related parking and site improvements (together with the Additional Building, the "Additional Improvements"), which Additional Improvements are depicted on the site plan attached hereto as Exhibit "B" (the "New Site Plan"). Landlord desires to lease to Tenant, and Tenant desires to rent from Landlord, approximately 14,000 square feet of space in the Shopping Center (the "Demised Premises") for use by Tenant as a restaurant and off-track wagering facility, as more particularly described herein.

         Landlord has leased approximately 45,600 square feet of the Shopping Center, in the space designated on the Current Site Plan as "Supermarket" (the "BiLo Space"), to a tenant operating a BiLo supermarket ("BiLo"). Subject to the terms of this Article, Landlord shall use its best efforts to enter into an agreement with BiLo, within sixty (60) days after Tenant notifies Landlord that it has satisfied or waived all of the Conditions Precedent (as hereinafter defined) set forth in Article 40 (such date is hereinafter referred to as the "Satisfaction Date"), pursuant to which BiLo and Landlord agree to terminate the existing lease between BiLo and Landlord, which termination and BiLo's vacation of the BiLo Space must occur within four (4) months after the execution of such agreement (the "BiLo Termination Agreement"). The date by which Landlord is obligated to enter into a BiLo Termination Agreement as provided in the previous sentence is hereinafter referred to the "BiLo Termination Date". If the Termination Agreement is executed by Landlord and BiLo, and BiLo vacates the BiLo Space within four (4) months after the execution of the BiLo Termination Agreement, the Demised Premises shall be comprised of approximately 14,000 square feet of the BiLo Space in the location shown cross-hatched on the Current Site Plan. If Tenant satisfies or waives the Conditions Precedent, but Landlord is unable, despite using its best efforts, to enter into a Termination Agreement with BiLo before the BiLo Termination Date, or if BiLo has not vacated the BiLo Space within four (4) months after the execution of the BiLo Termination Agreement, Landlord will be obligated to commence construction of the Additional Improvements as provided in Article 3, in which case the Demised Premises shall be comprised of approximately 14,000 square feet of the Additional Building in the area shown cross-hatched on the New Site Plan. Landlord shall not be obligated to execute a BiLo Termination date until the occurrence of the Satisfaction Date. In addition, Landlord's "best efforts" in entering into a BiLo Termination Agreement shall not be interpreted to require Landlord to make any payments of money to BiLo.
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         In  consideration  of the  covenants and  conditions  set forth herein,
Landlord does hereby demise and lease to Tenant (for the Term hereinafter stipulated) the Demised Premises, the location of which shall be determined in accordance with the foregoing terms, together with the right to use all parking areas, driveways, roads, alleys, means of ingress and egress and other portions of the Common Areas (as hereafter defined) as reflected on the New Site Plan, in common with the other tenants and occupants of the Shopping Center, and Landlord and Tenant, intending to be legally bound, further agree as follows:


 ARTICLE 1
                                  TERM AND USE

         A. The primary term (the "Primary Term") shall begin on (the "Commencement Date") the earlier of (a) the date on which Tenant opens for business in the Shopping Center and (b) one hundred fifty (150) days after the later to occur of (x) the date on which Landlord completes Landlord's Work and
(y) the Satisfaction Date, and such Primary Term shall expire on the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs. As used herein, the term "Lease Year" shall mean the twelve (12) month period beginning on the Commencement Date and ending twelve (12) months thereafter, and each twelve (12) month period thereafter, except that, if the Commencement Date is other than the first day of the month, the first Lease Year shall commence on the Commencement Date and end on the last day of the month in which the one (1) year anniversary of the Commencement Date occurs.

         B. Provided Tenant is not in default of any term, condition or covenant contained in this Lease at the time of exercise of an option to renew the Lease Term beyond any period for curing same, Tenant shall have the option of renewing this Lease for two (2) additional terms of five (5) years each ("Renewal Terms") on the same terms and conditions as provided herein except for the rental as shown in Article 3 and Article 13.

                  Notice of the exercise of such option shall be given by Tenant to Landlord in writing not later than six (6) months prior to expiration of the Primary Term or the previous Renewal Term.

         C. The Demised Premises may be used and occupied for the purpose of operating an off-track wagering facility and restaurant that sells and serves alcoholic beverages, or for any other use permitted under applicable law (the "Permitted Use"), provided that Tenant's use of the Demised Premises (other than as an off-track wagering facility and restaurant) does not violate the exclusive uses currently in existence at the Shopping Center, which are attached hereto as Exhibit "C". Notwithstanding the exclusives set forth in Exhibit "C", Tenant shall be permitted to sell and serve Italian cuisine and pizza as an incidental part of its business. In addition, if Tenant intends to change its then current use of the Demised Premises, Tenant shall notify Landlord of the use that Tenant intends to make of the Demised Premises (the "Changed Use"), and Tenant shall have the right to operate such use unless Landlord notifies Tenant that it has entered into a lease or a binding letter of intent with an unrelated party pursuant to which Landlord has agreed to give the tenant under such lease or letter of intent the exclusive right to operate the Changed Use in the Shopping Center. If Tenant fails to commence operating the Changed Use within six (6) months after Tenant notifies Landlord of the same, Tenant may not operate the Changed Use without repeating the foregoing procedure. Tenant shall have no obligation to open for business or to operate a business in the Demised Premises. Landlord represents and warrants to Tenant that there is no tenant or
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

other occupant of the Shopping Center that has the right to object to Tenant's use of the Demised Premises as on off-track wagering facility and restaurant, and Landlord shall defend, at Landlord's expense, any actions brought against Landlord or Tenant to enjoin such use. If any such action to enjoin or otherwise interrupt such use is successful in a manner that prohibits, interrupts or affects in any way Tenant's right to use the Demised Premises as an off-track wagering facility and restaurant, Tenant shall have the right to terminate this Lease.

         D. Notwithstanding anything herein to the contrary, including subsection C. above, Landlord covenants and agrees that during the Primary Term and any Renewal Term, Tenant shall have the exclusive right to conduct a business operating an off-track wagering facility in the Shopping Center. This covenant shall run with the land on which the Shopping Center is located. Landlord agrees to enforce this exclusive use covenant against other tenants in the Shopping Center using all reasonable legal means. In the event of a breach by Landlord of this covenant, Tenant shall have the right to terminate this Lease, in addition to any other remedy permitted at law or in equity.

         E. Tenant has entered into this Lease in reliance upon representations by Landlord that the Shopping Center is and will remain primarily retail in character, and, further, no part of same shall be used as a massage parlor, adult book or adult video tape store.


                                    ARTICLE 2
                       EXHIBITS AND ORIGINAL CONSTRUCTION

         A. The exhibits listed below and attached to this Lease are incorporated herein by reference:

         EXHIBIT "A" -     Current Site Plan

         EXHIBIT "B" -     New Site Plan

         EXHIBIT "C" -     Existing Exclusives

         EXHIBIT "D" -     Landlord's Work

         B. Promptly after the execution of this Lease, Landlord shall file applications and submit plans to the necessary governmental bodies to obtain the following, all of which shall be pursued simultaneously by Landlord:

                  (i)      the New Plan Approval;

                  (ii) approval for the additional parking spaces added to the Shopping Center by Landlord's recent restriping of the parking lot; and

                  (iii) approval to increase the number of parking spaces shown on the New Site Plan to the amount of spaces that will be required if Tenant operates the Permitted Use at the Shopping Center.

The foregoing approvals referred to in (ii) and (iii) are hereinafter referred to as the "Parking Approvals", and the New Plan Approval and Parking Approvals

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

are hereinafter collectively referred to as the "Landlord Approvals". If the Landlord has not obtained the Landlord Approvals on or before the Permit Date (as defined in Article 40), the Tenant shall have the right to terminate this Lease.

         C. Landlord agrees, at Landlord's expense, to construct the Demised Premises as necessary to deliver to Tenant a "vanilla shell," with the dimensions and configuration shown on Exhibit "A" (if the Demised Premises will be located in the BiLo Space) or Exhibit "B" (if the Demised Premises will be located in the New Building) ("Landlord's Work"). Landlord's Work is described more particularly in Exhibit "D" attached hereto. Landlord shall not remove any existing piping, duct-work or other similar facilities that may be used to furnish HVAC, plumbing and electric service in the Demised Premises.

         D. Landlord shall substantially complete Landlord's Work within 90 days after the "Landlord's Construction Commencement Date", in the case that the Demised Premises will be located in the BiLo Space, and within one (1) year in the event that the Demised Premises is located in the New Building (such date of substantial completion is hereinafter referred to as the "Completion Date"). The term "Landlord's Construction Commencement Date" shall be determined as follows:

                  (i) If Landlord enters into a BiLo Termination Agreement, and BiLo vacates the Existing Building within four (4) months after execution thereof, "Landlord's Construction Commencement Date" shall be ten (10) days after BiLo vacates the Existing Building;

                  (ii) If Landlord enters into a BiLo Termination Agreement, and BiLo does not vacate the Existing Building within four (4) months after execution thereof, "Landlord's Construction Commencement Date" shall mean the date that is ten (10) days after the expiration of such four (4) month period;

                  (iii) If Landlord  is unable to enter into a BiLo  Termination
Agreement   before  the  BiLo   Termination   Date,   "Landlord's   Construction
Commencement Date" shall be the date that is ten (10) days after the BiLo Termination Date.

Notwithstanding anything herein to the contrary, if Landlord has not obtained the Landlord Approvals by Landlord's Construction Commencement Date, as determined above, and Tenant has not terminated this Agreement, Landlord's Construction Commencement Date shall be extended until the date on which Landlord obtains the Landlord Approvals.

         E. Upon completion of Landlord's Work, Tenant may commence Tenant's Work, as described herein, in accordance with Tenant's Plans (hereinafter defined). Prior to commencing Tenant's Work, Tenant shall submit a detailed set of plans and drawings ("Tenant's Plans") to Landlord depicting the work that may be performed by Tenant in order to renovate the Demised Premises for Tenant's use ("Tenant's Work"). Within ten (10) days after receipt of Tenant's Plans, Landlord shall notify Tenant of whether it approves of the same. Landlord's approval right, however, shall only apply to changes to the structure of the Demised Premises and the building in which the Demised Premises are located. Landlord shall have no right to consent or otherwise comment on interior renovations or renovations that do not affect the structure of the building. If Landlord fails to reject or approve Tenant's Plans within such ten (10) day period, Tenant's Plans shall be deemed approved. If Landlord rejects Tenant's Plans within the time period described above, and provided
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


Landlord has the right to object to such plans as described herein, Landlord shall notify Tenant of the reasons for such disapproval, and Tenant shall revise such plans within ten (10) days after receipt of Landlord's rejection notice. The foregoing procedure shall be repeated until Landlord and Tenant agree on Tenant's Plans. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree on Tenant's Plans within sixty (60) days after Tenant's first submission of such plans, Tenant shall have the right to terminate this Lease. Tenant may not commence Tenant's Work unless and until Landlord approves Tenant's Plans as provided in this section. If Landlord has not substantially completed Landlord's Work in accordance with Exhibit "D" on or before the Completion Date, Tenant shall have the right, but not the obligation, to either
(i) terminate this Lease or (ii) perform Landlord's Work, in which latter event, Tenant may offset Tenant's reasonable costs in completing the same against the next payments of Annual Base Rent.

         F. The term "substantially complete", "substantial completion" and words of similar import shall mean that Landlord's Work is completed in accordance this Exhibit "D", except minor punch list items that do not adversely affect Tenant's ability to open and operate its business in the Demised Premises without interruption or interference. If a punch list is generated, Landlord shall use its best efforts to complete the items on such punch list within thirty (30) days after substantial completion.

                                    ARTICLE 3
                            DATE ON WHICH RENT BEGINS

         A. The Annual Base Rent (as defined herein) and all additional charges shall begin to accrue on the Commencement Date. If the Commencement Date is other than the first day of the month, Annual Base Rent shall commence on the first day of the following month, and rent for the initial partial month shall be paid at that time.

         B. Tenant does hereby covenant and agree to pay to Landlord, for the use and occupancy of the Demised Premises, at the times and in the manner hereinafter provided, the following sums of money ("Annual Base Rent"):

                         YEARS PER            SQUARE FOOT

                         1-5                     $ 8.50
                         6-10                    $ 9.00
                         11-15                   $10.00
                         16-20                   $11.00

to be paid in U.S. dollars, in advance, without notice or invoice from Landlord, on the first day of each and every month during the Term hereof, commencing upon the date on which rental is determined to commence under the provisions of this
Article 3 hereof and ending upon the termination date of this Lease.  Within ten
(10) days after Landlord completes Landlord's Work, Landlord shall cause its architect to measure the Demised Premises in accordance with the following criteria: measurements shall be taken from the exterior face of exterior walls, and from the center of demising walls; and mezzanine space, basement space and other space not designed for usable square footage shall be excluded from the calculation of the size of the Demised Premises. If Tenant disputes such measurement, Tenant shall have the right to confirm such measurement by its architect. If Tenant's architect calculates a different square footage, and the
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

parties cannot resolve any differences, then Landlord and Tenant shall select a third, neutral architect to measure the Demised Premises, whose costs will be shared by Landlord and Tenant, and such third architect's measurement shall govern. The square footage of the Demised Premises as determined in accordance with this Section shall be used for the purpose of calculating Annual Base Rent and other charges due under this Lease. In the event such rental shall be determined under the provisions of Article 3 hereof to commence on a day other than the first day of a month, then the Annual Base Rent for the period from such rent Commencement Date until the first day of the month next following shall be prorated accordingly. All payments in this Lease provided for (those hereinafter stipulated as well as Annual Base Rent) shall be paid or mailed to:

                           Eagle Valley Realty
                           P.O. Box 460
                           Tunkhannock, PA  18657

or to such other payee or address as Landlord may designate, in writing to Tenant.

                                    ARTICLE 4
                  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

         A. Tenant's obligations hereunder shall be contingent upon, among other things, Landlord causing any existing mortgagee and/or ground lesser to enter into a non-disturbance agreement with Tenant in form and substance acceptable to Tenant. In addition, upon written request of Landlord, or any future mortgagee or beneficiary of Landlord, Tenant will in writing, subordinate its rights hereunder to the interest of any future ground lessor of the land upon which the Demised Premises are situated and to the lien of any future mortgage or deed of trust now or hereafter in force against the land and building of which the Demised Premises are a part, and upon any building hereafter placed upon the land of which the Demised Premises are a part and to all advances made or hereafter to be made upon the security thereof; provided, however, that such subordination shall not be effective unless the ground lessor, or the mortgagee or trustee named in said mortgage or deed of trust shall enter into a non-disturbance agreement with Tenant in form and substance that is commercially reasonable and satisfactory to Tenant and Landlord's lender.

         B. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust upon any such foreclosure or sale Tenant agrees to recognize such beneficiary or purchaser as the Landlord under this Lease, provided Tenant's rights under this Lease continue unabated.


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


                                    ARTICLE 5
                             REPAIRS AND MAINTENANCE

         Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant, to keep, maintain, repair and replace, if necessary, the foundations, the exterior, structural systems including, without limitation, the roof, roof covering (including interior ceiling if damaged by leakage) and load-bearing walls and floor slabs and exterior masonry walls in good condition and repair, and Landlord shall replace the same as and when necessary. Except for Landlord's obligations, Tenant shall be responsible for all interior maintenance and repairs in the Demised Premises which are required throughout the Term, including, without limitation, all mechanical, plumbing and electrical repairs and maintenance which are required to fixtures or systems located wholly within the Demised Premises. In the event the Demised Premises become or are out of repair and not in good condition due to the failure of Landlord to comply with the terms of this Article 5, and if such repairs are not completed within ten (10) days after Landlord has received written notice from Tenant of such state of disrepair or if such repairs cannot reasonably be completed within such ten (10) day period and Landlord shall fail to commence such repairs within ten
(10) days after notice and proceed diligently thereafter, then Tenant may prosecute such repairs itself and apply the cost of such repairs against the next maturing monthly installment or installments of rent due hereunder. Notwithstanding the foregoing, in the case of an emergency, Tenant shall have the right to immediately prosecute any and all necessary repairs and shall deliver contemporaneous notification to Landlord of the emergency and related repairs, provided further that if contemporaneous notice is not practicable, as determined by Tenant in its sole judgment, then Tenant shall provide such notice as soon thereafter as reasonably practicable.

                                    ARTICLE 6
                              ENVIRONMENTAL MATTERS

         A. Landlord represents and warrants that any handling, transportation, storage, treatment or usage of hazardous or toxic substances that has occurred or will occur on the Shopping Center has been and shall be in compliance with all applicable federal, state and local laws, regulations and ordinances. Landlord further represents and warrants that there is no asbestos or asbestos containing materials in the Demised Premises, and no leak, spill, discharge, emission or disposal of hazardous or toxic substances has occurred or will occur on the Shopping Center, and that the soil and groundwater on or under the
Shopping Center is and will continue to be free of toxic or hazardous substances. Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs. liabilities (including sums paid in settlement of claims) or loss suffered or incurred by Tenant, including attorney's fees, consultant's fees, and expert fees, which arise during or after the Term or any Renewal Term, or in connection with the presence or suspected presence of toxic or hazardous substances in the soil or groundwater, on or under the Shopping Center, except to the extent that such toxic or hazardous substances are present as the result of the negligence or wilful misconduct of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification specifically covers costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of toxic or hazardous substances in the soil or groundwater on or under the Shopping Center, unless the toxic or hazardous substances are present as the result of the negligence or wilful misconduct of Tenant, its officers, agents or employees.

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

Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with:

                  1. Toxic or hazardous substances present or suspected to be present in the soil or ground water on or under the Shopping Center before the date hereof; or

                  2.  Toxic  or  hazardous   substances   that  migrate,   flow,
percolate, diffuse or in any way move onto or under the Shopping Center after the date hereof; or

                  3. Toxic or hazardous substances present on or under the Shopping Center as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Shopping Center during or after the Term or any Renewal Term by any person or entity.

         B. If Tenant discovers any asbestos or other hazardous materials present on or under the Demised Premises during Tenant's Work or the Primary Term or any Renewal Term, and the presence of the same is not caused by Tenant, Landlord shall promptly remove the same in accordance with all applicable laws, at Landlord's sole cost and expense. If Tenant's use of the Demised Premises is interrupted or affected in any way during such removal, rent and all other charges due hereunder shall abate until full use of the Demised Premises is restored to Tenant. If any of Tenant's personal property, furniture, fixtures or equipment is damaged or removed during such removal, Landlord shall be responsible for reimbursement to Tenant for all such damages and for restoring any such furniture, fixtures, equipment and property.

                                    ARTICLE 7
                                   ALTERATIONS

         Except as hereinafter set forth and except for Tenant's Work, Tenant shall not make structural alterations in any portion of the Demised Premises without, in each instance, first obtaining the written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall have the right to make any and all interior non-structural alterations or additions as deemed appropriate by Tenant, all without Landlord's consent. Tenant shall have the right to install satellite dishes, antennae and other equipment on the roof of the Demised Premises, and Tenant may make roof penetrations for the purpose of installing and maintaining the same. Tenant shall have access to the roof at all times for the purpose of operating and maintaining any roof structures. Tenant shall have the right to make a "roof cut" for the purpose of obtaining access to the roof from the interior of the Demises Premises. Tenant shall be responsible for any damage caused directly by Tenant's use of the roof. Tenant shall notify Landlord forty-eight (48) hours prior to making any roof penetrations, and Landlord shall have the right to have its roofing contractor present during any such work. Tenant shall perform work on the roof in a manner that does not violate any roof warranty that Landlord possesses, so long as Landlord has provided Tenant, in advance, a copy of any such warranties.


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


                                    ARTICLE 8
                         FIXTURES AND PERSONAL PROPERTY

         Any trade fixtures, lifts, equipment, inventory, trademarked items, signs, decorative soffit, counters, shelving, showcases, kitchen equipment and other removable personal property installed in or on the Demised Premises by Tenant, at its expense, shall remain the property of the Tenant. Landlord agrees that Tenant shall have the right, at any time or from time to time, to remove any and all of such items, and Tenant shall be obligated to remove all such items upon the expiration or earlier termination of this Lease. Tenant at its expense shall immediately repair any damage occasioned by the removal of its fixtures, signs and other personal property, and upon expiration or earlier termination of this Lease, shall leave the Demised Premises in a neat and clean condition, free of debris, normal wear and tear excepted. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Demised Premises as well as upon its trade fixtures, merchandise and other personal property in, or upon the Demised Premises. If any such items of property are assessed with property of Landlord, then such assessment shall be equitably divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment. Landlord shall determine the basis of so prorating any such assessments and such determination shall be binding upon both Landlord and Tenant.

                                    ARTICLE 9
                                     SIGNAGE

         It is expressly understood and agreed that as an inducement for Tenant to enter into this Lease, Tenant shall have the right, at Tenant's sole cost and expense, to install, subject to applicable law, Tenant's exterior signage. The size, design and location of Tenant's signage shall be determined by Tenant in its sole discretion, so long as the same complies with applicable law. In addition, although there is presently no space available on the existing pylon sign for the Shopping Center, Tenant shall have the right to install a sign panel on any new or additional pylon or monument signs hereafter serving the Shopping Center. Such panel shall be located in the highest position on the pylon or monument sign. Upon expiration or termination of this Lease, all of Tenant's signs shall be removed at Tenant's sole cost and expense and all damage caused by such removal shall be repaired at Tenant's sole cost and expense.

                                   ARTICLE 10
                                      LIENS

         Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or claim of any contractor, mechanic, laborer or material supplied by a materialman which might be, or become, a lien or encumbrance or charge upon the Demised Premises or the Shopping Center of which the Demised Premises is a part and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Demised Premises or in the Shopping Center of which the Demised Premises is a part might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Demised Premises shall be filed against the Demised Premises or the Shopping Center of which the Demised Premises is a part, Tenant shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit or bond. If Tenant shall fail to cause such lien or notice of lien to be discharged

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

by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, Landlord shall, in addition to such other remedies as may exist under this Lease by reason of a default by Tenant, be entitled, if Landlord so elects, to defend any prosecution of an action for foreclosure of such lien by the lienor. Any money paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, together with ten percent (10%) interest thereon from the respective dates of Landlord's payment or incurring of the cost or expense, shall be paid by Tenant to Landlord on demand. In the event Tenant diligently contests any such claim, Tenant agrees to indemnify, defend, and hold harmless Landlord from any and all costs, liability and damages, including reasonable attorney's fees resulting therefrom, and, if requested, upon demand, immediately to deposit with Landlord cash or surety bond in form and with a company satisfactory to Landlord in an amount equal to the amount of such contested claim.

                                   ARTICLE 11
                               LAWS AND ORDINANCES

         A. Tenant and Landlord agree to comply with all laws, ordinances orders and regulations affecting the use and occupancy of the Demised Premises and the cleanliness, safety or operation thereof, provided that Tenant shall not be obligated to make any structural repairs or replacements to the Demised Premises. Tenant agrees to comply with the reasonable regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to that portion of the Demised Premises for which Tenant is responsible to make necessary repairs, provided that Tenant shall not be obligated to make any structural repairs or replacements to the Demised Premises. Tenant also agrees to permit Landlord to comply with such recommendations and requirements with respect to that portion of the Demised Premises for which Landlord is responsible to make necessary repairs. Landlord shall, at its sole cost and expense, comply with all laws and governmental requirements affecting the Common Area and the building of which the Demised Premises are a part.

         B. Tenant agrees not to (i) permit any illegal practice to be carried on or committed on the Demised Premises; (ii) make use of or allow the Demised Premises to be used for any purpose that might invalidate or increase the rate of insurance therefor over and above the rates customarily applicable to Tenant's business (iii) use the Demised Premises for any purpose whatsoever which might create a nuisance; (iv) deface or injure the building of the Demised Premises; (v) overload the floor; (vi) commit or suffer any waste; or (vii) install any electrical equipment that overloads lines; it being agreed by Landlord that Tenant's use of the Demised Premises as an off-track wagering facility and restaurant shall not cause a violation of this section.

         C. In connection with the installation of any electrical equipment, Tenant shall, at Tenant's own expense, make from time to time whatever changes are necessary to comply with the requirements of the insurance inspectors, underwriters, government authorities and codes.

                                   ARTICLE 12
                                    SERVICES

         A. Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, phone and electricity available to the exterior of the Demised Premises and other occupied space in the Shopping Center so that Tenant can tie into such facilities to obtain service for the Demised Premises.

         B. Tenant shall be solely responsible for and shall promptly pay all charges which are separately metered to the Demised Premises for the use and consumption of sewer, gas, electricity, water, phone and all other utility services used within the Demised Premises.

         C. Tenant shall contract for and pay for collection and disposal of trash and refuse from the Demised Premises.

         D. Landlord shall not be liable to Tenant in damages or otherwise if the said utilities or services are interrupted or terminated because of necessary repairs, installations, or improvements, or any cause beyond the Landlord's reasonable control, unless such interruption is caused by Landlord's negligence, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder, except that if Tenant is unable to operate its business in whole or in part as a result thereof, there shall be an abatement of Tenant's rental obligations hereunder so long as and to the extent that Tenant is unable to operate its business. Tenant shall operate the Demised Premises in such a manner as not to waste electricity, water, heating or air conditioning.

                                   ARTICLE 13
                                  COMMON AREAS

         A. Landlord covenants and agrees that it shall maintain, repair and replace Common Areas in good order and repair at all times. The "Common Areas" as herein referred to, shall consist of all parking areas, landscaped areas, streets, sidewalks, driveways, loading platforms, washrooms, lounges and shelters and other facilities available for joint use of all the tenants in the Shopping Center, their employees, agents, customers, licensees and invitees. If Landlord fails to perform its oblations hereunder within thirty (30) days after written notice from Tenant, or such longer time as may be reasonable under the circumstances so long as Landlord is diligently pursuing such repair, Tenant may make such repair or replacement and deduct its costs in connection therewith against the next payments of rent due hereunder. Notwithstanding the foregoing, in the event a repair is necessary in the Common Area to cure an emergency or to abate a condition that materially and adversely affects Tenant's use of the Premises, Tenant may make such repair without giving prior notice to Landlord it its intent to do so.

         B. Landlord agrees to provide adequate lighting of the Common Areas including the parking lot from thirty (30) minutes before dusk until thirty (30) minutes after Tenant's normal close of business. Landlord acknowledges and agrees that Tenant may remain open until 2:00 A.M. to the extent permitted by applicable law.

         C. Tenant shall pay to Landlord, as additional rent, its proportionate share (as defined below) of Landlord's CAM Costs (as hereinafter defined) (such amount is hereinafter referred to as the "CAM Sum"). The CAM Sum shall be payable on an annual basis, in equal monthly installments payable with each monthly installment of Annual Base Rent. Notwithstanding the foregoing, until the end of the fifth (5th) Lease Year, Tenant's CAM Sum payable in any year shall not exceed an amount equal to $2.00 for each square foot of space in the Demised Premises. Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant a detailed statement (the "Statement"), certified by Landlord to be true, complete and correct, which itemizes (i) the actual CAM

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

Costs incurred by Landlord in the previous year, (ii) the difference between the actual CAM Sum paid by Tenant during such previous year and the amount of payments actually made by Tenant and (iii) Landlord's estimate of Tenant's proportionate share of CAM Costs for following year. If the Statement reflects that Tenant has overpaid or underpaid the CAM Sum for the previous year, any overpayments shall be credited against future payment, or any underpayments shall be paid by Tenant within thirty (30) days after receipt of the Statement, as the case may be. Until Tenant receives the Statement, it shall continue to pay the CAM Sum payable during the previous year. After receipt of the Statement, Tenant shall pay any underpayments with, or shall deduct any overpayments from, the next payments of the CAM Sum, based upon the new CAM Sum determined as provided above. "Tenant's proportionate share" shall mean a fraction, the numerator of which is the leasable square footage of the Demised Premises, and the denominator of which is the leasable square footage of the Shopping Center. Landlord shall maintain its books and records for the CAM Costs for the previous three (3) years, and Tenant shall have the right to audit and copy Landlord's books and records. If Tenant determines that Landlord has overcharged Tenant, such overcharge shall be credited against future payments of the CAM Sum, and if Landlord overcharged Tenant by more than seven percent (7%), Landlord shall pay the costs of Tenant's audit.

         D. The term "CAM Costs" shall mean Landlord's actual and reasonable out-of-pocket expenses incurred in operating, maintaining, repairing and insuring  the  Common  Areas,  including,  but  not  limited  to,  cleaning  and repairing; lighting, snow, ice, rubbish and garbage removal; painting and striping; landscaping; maintenance, paving, repair of utilities systems
(including septic) and parking lots; sign maintenance; the providing of security, including security personnel; the providing of public liability, property damage, fire and extended coverage insurance (except as otherwise provided herein) and such other insurance as Landlord reasonably deems appropriate; fire protection charges; licenses and permit fees; rent paid for the leasing of any such equipment, and an administrative charge equal to five percent (5%) of the total amount paid by Tenant for common area costs for Landlord in maintaining and operating the common area and facilities, not including, however, real estate taxes and insurance costs. CAM Costs shall not include (i) any capital expenses incurred by Landlord, including any expenses incurred in Landlord's planned renovation of the Shopping Center, (ii) administrative expenses, home office expenses, management fees or other similar expenses, (iii) salaries, wages or other payments to Landlord's employees, except to the extent (based upon the percentage of time employed with respect to the Shopping Center) such employees work for the Shopping Center, (iv) repairs for which Landlord is obligated to maintain insurance, or for which Landlord is eligible to receive condemnation awards, (v) repairs or replacements necessary to comply with applicable laws, (vi) repairs made for the benefit of particular tenants or which are required to be made under tenant leases, (vii) legal fees, leasing commissions, accounting fees and other professional fees and payments,
(viii) debt service  payments or ground lease payments,  (ix) real estate taxes,
(x) depreciation, or (xi) any other payments or expenses not typically treated as reimbursable common area maintenance costs in community shopping centers in the geographic area of the Shopping Center. In addition, CAM Costs shall specifically include real estate taxes levied or assessed upon the Demises Premises, the Shopping Center and the land on which the same are located, but in no event shall the CAM Sum include Landlord's income taxes, franchise taxes, gross rent taxes, inheritance tax, capital stock tax or estate tax. If Landlord obtains any tax abatements, refunds or reduction in real estate taxes, Tenant shall receive a credit for the same to the extent such taxes were included in the CAM Sum. Landlord shall include copies of all tax bills for the most recent tax year with any Statements (as hereinafter defined) delivered to Tenant.

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

         E. The Common Areas as shown on the New Site Plan are a material consideration for Tenant entering into this Lease, and no structures shall be erected, and no changes shall be made (except landscaping required by the Borough, which will be completed simultaneously with Landlord's Work), by Landlord within that portion of the Common Areas of the Shopping Center which are designated by cross-hatching on the Current Site Plan if the Demised Premises will be located in the BiLo Space, or in the area cross-hatched on the New Site Plan in the event the Demised Premises are located in the New Building. In addition, Landlord shall not change the existing driveways, curb-cuts and entrance-ways to the Shopping Center without the prior written consent of Tenant. However, Landlord may make other changes to the Common Areas, including but not limited to the configuration of the Common Areas, lighting, curbing, building heights and stories, and the height of landscaping, without the consent of Tenant, provided that such changes do not substantially affect Tenant's visibility, access or parking availability.

                                   ARTICLE 14
                               DAMAGE TO PREMISES

         In the event the Demised Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use, by fire or other casualty insured or which should have been insured under the coverage which Landlord is obligated to carry pursuant to Article 15(A) hereof, then Landlord shall within sixty (60) days after such casualty commence repair of said Demised Premises and within one hundred eighty (180) days after commencement of such repair restore the same to substantially the condition in which it was delivered to Tenant in accordance with Article 2 above, except that Landlord shall also restore any work performed by Tenant to the extent the same is covered by Landlord's insurance policy. In no event shall Landlord be required to repair or replace Tenant's stock in trade, fixtures, equipment, furniture, furnishings, wall covering, carpeting and drapes (except as provided in the foregoing sentence). From the date of such casualty until the Demised Premises are so repaired and restored, Annual Base Rent payments and all other charges and items payable hereunder shall abate in such proportion as the part of the Demised Premises thus destroyed or rendered untenantable bears to the total Demised Premises. In the event that fifty percent (50%) or more of the Demised Premises is destroyed or rendered untenantable by fire or other casualty (based upon the cost to replace the Demised Premises damaged or destroyed as compared with the market value of the improvements on said premises immediately prior to such fire or other casualty as shown by certificate of Landlord's architect), or if the Demised Premises cannot be fully restored within 240 days after such casualty, or if the Demised Premises are damaged or destroyed in the last two (2) years of the Primary Term or any Renewal Term, Tenant shall have right to terminate this Lease effective as of the date of the casualty, by giving Landlord, within thirty (30) days of such casualty, written notice of termination. Furthermore, Tenant shall have the right to terminate this Lease in the event of a fire or other casualty which destroys fifty percent (50%) or more of the leasable square footage in the Shopping Center by giving written notice of such termination within thirty (30) days after such casualty, and such termination shall be effective as of the date of the casualty. If said notice of termination is given within this thirty (30) day period, the Lease shall terminate and Annual Base Rent and all other charges shall abate as aforesaid from the date of such casualty, and Landlord shall promptly repay to Tenant any rent paid in advance which has not been earned as of the date of such casualty. If said notice is not given and Landlord is required or elects to repair or rebuild the Demised Premises as herein provided, then Tenant shall repair and replace its merchandise, trade fixtures, furnishings and equipment to at least their condition prior to the damage or destruction. Except as herein expressly provided to the contrary, this Lease shall not terminate nor shall there be any abatement of rent or other charges or items of additional rent as the result of a fire or other casualty.

                                   ARTICLE 15
                                    INSURANCE

         A. Landlord agrees to carry, or cause to be carried, during the term hereof, Comprehensive General Liability insurance on the Common Areas, providing coverage of not less than Three Million Dollars ($3,000,000.00), combined bodily injury and property damage liability, naming Tenant as an additional insured.

                  Landlord also agrees to carry, during the term hereof, all risk property insurance covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring the improvements and betterments located in the Shopping Center, including the Demised Premises and all appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment and personal property) for the full replacement value thereof.

         B. Tenant agrees to carry Comprehensive General Liability insurance on the Demised Premises during the term hereof covering both Tenant and Landlord as their interest may appear. Such insurance shall be for limits of not less than One Million Dollars ($l,000,000.00) combined bodily injury and property damage liability.

                  Tenant further agrees to carry all risk property insurance covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage for at least eighty percent (80%) of the replacement value of all of Tenant's merchandise, trade fixtures, furnishings, wall coverings, carpeting, drapes, equipment, and all other items of personal property of Tenant located on or within the Demised Premises.

         C. Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazards covered or required hereunder to be covered in whole or in part by insurance, even if caused by the negligence of either party, and Landlord and Tenant waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

         D. Tenant shall be responsible for the maintenance and replacement of the plate glass in or on the Demised Premises.

         E. The company or companies writing any insurance which either party is required to carry and maintain or cause to be carried or maintained pursuant to this Lease, shall be licensed to do business in Pennsylvania and shall have an A.M. Best Rating of A or better and a size class of VII or larger. Comprehensive general liability insurance policies evidencing such insurance shall name the other party and/or its designee(s) as additional insured. All policies shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed or not renewed without at least thirty (30) days' advance notice to the other party. Each such policy, or a certificate thereof, shall be deposited with the other party promptly upon commencement of this Lease.

                                   ARTICLE 16
                                 INDEMNIFICATION

         A. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, liabilities, and expenses, including attorney's fees, arising from Tenant's obligations or use of the Demised Premises or from any act permitted, or any omission to act, in or about the Demised Premises by Tenant or its agents, employees, or contractors, or from any breach or default by Tenant of this Lease, except to the extent the same is caused by Landlord's negligence or willful misconduct. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

         B. Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, demands, liabilities and expenses, including attorney's fees, arising from Landlord's obligations or use of the Shopping Center or Common Areas or from any act permitted, or any omission to act, in or about the Shopping Center or Common Areas by Landlord or its agents, employees, contractors, or invitees, or from any breach or default by Landlord of this Lease, except to the extent the same is caused by Tenant's negligence or willful misconduct. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

                                   ARTICLE 17
                      ASSIGNMENT, SUBLETTING AND OWNERSHIP

         Tenant shall have the right to assign, mortgage, pledge, encumber or otherwise transfer its interest in this Lease, and/or sublet, license or concession all or any part of the Demised Premises, to any party, with Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublease all or any part of the Demised Premises to Tenant's parent, subsidiary or affiliated corporations or entities, or in connection with (i) a sale by Tenant of all or substantially all of its stock or assets or (ii) the merger, consolidation or other reorganization of Tenant, as long as Tenant remains fully liable for full performance of all its obligations under this Lease. In the event of any assignment hereunder, the assignee shall be bound by all of the terms of this Lease, including Article 1.

                                   ARTICLE 18
                               ACCESS TO PREMISES

         Upon  reasonable  prior  notice,  but in no event less than twenty four
(24) hours (except in the case of an emergency), Landlord may enter the Demised Premises during Tenant's business hours for purposes of inspection, to show the Demised Premises to prospective purchasers and lenders, or to perform maintenance and repair obligations imposed upon Landlord by this Lease. Should Landlord unreasonably interfere with Tenant's business by such entry so as to render the Tenant unable to use the Demised Premises for a period in excess of twenty-four (24) hours, then in addition to any other rights Tenant may have, Tenant shall be entitled to an abatement in rent and other charges proportionate to the degree of interference with its business in connection with Landlord's entry into the Demised Premises.

                                   ARTICLE 19
                               DEFAULTS BY TENANT

         A. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                  (i) Any failure by Tenant to pay the rental or make any other payment required to be made by Tenant hereunder within ten (10) days after receipt of written notice from the Landlord.

                  (ii) A failure by Tenant to observe and perform any other material provision of this Lease to be observed or performed by the Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Tenant proceeds to diligently cure the default.

                  (iii) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession that is not restored to Tenant within thirty (30) days, or the attachment, execution or other judicial seizure that is not discharged within thirty (30) days.

         B. In the event of any such default by Tenant, thereupon at the option of Landlord, this Lease shall be terminated and become absolutely void without any right on the part of Tenant to reinstate the Lease by the payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Landlord shall be entitled to recover damages for such breach in an amount equal to the present value of the amount of rent reserved for the balance of the term of this Lease less the fair rental value of the Demised Premises for the remainder of the term, except that if Tenant shall continue to pay Landlord on a monthly basis all rentals and charges due hereunder, Landlord shall not have the right to terminate this Lease. In the alternative, if Landlord elects to not terminate this Lease, Landlord shall have the right to sue Tenant for rents and other charges due hereunder as and when the same become payable under this Lease, without the right to accelerate rents.

         C. In the event of default as above set forth, Landlord, or anyone acting on Landlord's behalf, at Landlord's option:

                  (i) May rent the Demised Premises or any part thereof to such person or persons as Landlord may determine in its sole discretion, and Tenant shall be liable for the loss of rent for the balance of the then current term. Any such re-entry or re-letting by Landlord under the terms hereof shall be without prejudice to Landlord's claim for actual damages and shall under no circumstances release Tenant from liability for such damages arising out of the breach of any of the covenants, terms and conditions of this Lease;

                  (ii) May have and exercise any and all other rights and/or remedies granted or allowed landlords by any existing or future statute, act or other law of this state in cases where a landlord seeks to enforce rights arising out of a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement, subject, however, to all other rights granted or created by any such statute, act or other law of its state existing for the protection and benefit of such tenants and subject to the terms of this Lease to the contrary; and

                  (iii) May have and exercise any and all other rights and remedies to which Landlord may be entitled at law or in equity, subject to the terms of this Lease to the contrary.

         D. If Landlord obtains possession of the Demised Premises as a result of the Tenant's abandonment of same or by a decree from a court of competent jurisdiction, this shall not be construed as an election to terminate this Lease unless Landlord provides Tenant with a written notice of this election.

         E. Notwithstanding anything herein to the contrary, in the event of a default by Tenant and Landlord terminates this Lease or Tenant's right to possession of the Demised Premises, Landlord shall use reasonable efforts to re-let the Demised Premises.

                                   ARTICLE 20
                              DEFAULTS BY LANDLORD

         If Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such thirty
(30) day period and diligently pursued such efforts to complete cure), Tenant may terminate this Lease and/or, in addition to any other remedy available at law or in equity, at its option, upon written notice, incur any expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense from the rents or other charges next becoming due. Tenant may not terminate this Lease, however, unless an arbitration panel appointed as provided below determines that Tenant's use of the Demised Premises is materially and adversely affected, which may include, without limitation, inability of Tenant or its customers to obtain access to the Shopping Center or the Premises, or a material obstruction of parking in or visibility of the Premises. In the event that Tenant elects to terminate this Lease as provided herein, Tenant shall notify Landlord, whereupon Landlord or Tenant shall file formal demand for arbitration with the office of the American Arbitration Association ("AAA") in the county in which the Shopping Center is located. Each party shall thereafter conform with the schedule for the selection of arbitrators (who shall be three in number unless the parties otherwise agree) imposed by AAA; and thereafter the parties shall conform with such schedule and rules of procedure as shall be determined by AAA or such selected arbitrators, including without limitation such schedule as may be determined for any and all discovery, and for the presentation of the case by each. The scope of permitted discovery, and the rules of discovery and procedure to be followed by the parties, shall be determined exclusively by the arbitrators, after consultation with the parties; and the judgment of such arbitrators concerning such rules and scope shall be final. Such arbitrators shall render their determination whether Tenant's use of the Demised Premises has been materially and adversely affected. If so, Tenant may terminate this Lease. If such arbitrators determine that use of the Demised Premises has not been materially and adversely affected, Tenant may not terminate this Lease, and Tenant's remedies shall be limited to those available under this Lease (except termination) or those available at law or in equity.

                                   ARTICLE 21
                              SURRENDER OF PREMISES

         Tenant shall, upon expiration of the Term granted herein, or any earlier termination of this Lease for any cause, surrender to Landlord the Demised Premises, including, without limitation, all building apparatus and equipment then upon the Demised Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Demised Premises, other than trade fixtures, signs, and other personal property which, remain the property of Tenant as provided in Article 8 hereof, without any damage, injury or disturbance thereto, or payment therefor.

                                   ARTICLE 22
                                 EMINENT DOMAIN

         A. (i) In the event that any portion of the Demised Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, then at the election of Tenant, this Lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

                  (ii) In the event that more than ten percent (10%) of the square footage of the parking area within 300 feet of the Demised Premises is taken under the power of eminent domain by any public or quasi-public authority, or if Tenant shall not have access to at least 200 parking spaces directly in front of or adjacent to the Demised Premises, or if any accessway or driveway to the Shopping Center is condemned, or if more than thirty percent (30%) of the leasable square footage of the Shopping Center is taken, then in any of such events Tenant shall have the right to terminate this Lease as of the date of the taking. If less than thirty percent (30%) of the applicable parking is so taken by eminent domain, then the Landlord shall provide adequate substitute parking to the Tenant that is reasonably satisfactory to the Tenant.

                  (iii) Notice of any termination relating to such eminent domain proceeding must be made by the party electing to terminate the Lease within sixty (60) days after receipt of written notice of such taking.

                  (iv) In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

         B. Whether or not this Lease is terminated, nothing herein shall be deemed to affect Tenant's right to receive compensation or damages separately awarded to Tenant for its fixtures and personal property. If this Lease is terminated as herein above provided, all items of rent, additional rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any rent, additional rent or other charges paid in advance.

         C. If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Demised Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's cost and expense, to, as soon as reasonably possible, restore the remaining portion of the Demised Premises to a complete unit of like quality and character as existed prior to such appropriation or taking, and thereafter all rental and payment obligations of Tenant shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. For the purpose of this Article, a voluntary sale or conveyance in lieu of condemnation, but under threat or condemnation shall be deemed an appropriation or taking under the power of eminent domain.

         D. Tenant shall have the right to pursue its own claim for damages in connection with any eminent domain proceeding.

                                   ARTICLE 23
                                 ATTORNEY'S FEES

         In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful  party  in such  action  or  proceeding  agrees  to  reimburse  the successful  party for the reasonable  expenses of attorney's  fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

                                   ARTICLE 24
                                     NOTICES

         Notices and demands required, or permitted, to be sent to those listed hereunder shall not be effective unless sent in writing by certified mail, return receipt requested, postage prepaid, or by Federal Express or other reputable overnight courier service and shall be deemed to have been given upon the date the same is postmarked if sent by certified mail or the day deposited with Federal Express or such other reputable overnight courier service, but shall not be deemed received until one (l) business day following deposit with Federal Express or other reputable overnight courier service or three (3) days following deposit in the United States Mail if sent by certified mail to the address shown below, and addressed to:

                           If to TENANT:

                           Penn National Gaming, Inc.
                           825 Berkshire Blvd.
                           Wyomissing, PA

                           With a copy to:

                           Jeffrey L. Silberman, Esquire
                           KAPLIN STEWART MELOFF REITER & STEIN, P.C.
                           P. O. Box 3037
                           Blue Bell, PA 19422

                           If to LANDLORD:

                           EAGLE VALLEY REALTY
                           490 North Main Street
                           Pittston, PA 18460

                           With a copy to:

                           R.W. Piper
                           P.O. Box 460
                           Tunkhannock, PA 18657


or at such other address requested in writing by either party upon thirty (30) days notice to the other party.

                                   ARTICLE 25
                                    REMEDIES

         All rights and remedies of Landlord and Tenant herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.
                                   ARTICLE 26
                             SUCCESSORS AND ASSIGNS

         All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns; it being understood and agreed, however, that the provisions of Article 17 are in nowise impaired by this Article 26.

                                   ARTICLE 27
                                     WAIVER

         The failure of either Landlord or Tenant to insist upon strict performance by the other of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any subsequent breach or default in any of the covenants, conditions and agreements of this Lease. No surrender of the Demised Premises by Tenant shall be affected by Landlord's acceptance of rental or by other means whatsoever unless the same is evidenced by Landlord's written acceptance of the surrender.

                                   ARTICLE 28
                                  HOLDING OVER

         If Tenant or any party claiming under Tenant remains in possession of the Demised Premises or any part thereof after any termination or expiration of this Lease, Landlord, in Landlord's sole discretion, may treat such holdover as an automatic renewal of this Lease for a month to month tenancy subject to all the terms and conditions of this Lease provided herein on the terms that existed immediately prior to such holdover.

                                   ARTICLE 29
                                 INTERPRETATION

         The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

                                   ARTICLE 30
                      COVENANT OF TITLE AND QUIET ENJOYMENT

         Landlord covenants that it has full right, power and authority to make this Lease, subject to the rights of beneficiaries of deeds of trust or mortgagees for which non-disturbance and attornment agreements have been executed, and that Tenant or any permitted assignee or sublessee of Tenant, upon the payment of the rentals and performance of the covenants hereunder, shall and may peaceably and quietly have, hold and enjoy the Demised Premises and improvements thereon during the Term or any renewal or extension thereof.

                  Additionally,   Landlord   shall  take  no  action  that  will
interfere with Tenant's intended usage of the Demised Premises.

                                   ARTICLE 31
                                    ESTOPPEL

         At any time and from time to time either party, upon request of the other party, will execute, acknowledge and deliver an instrument, stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of its knowledge, there are no offsets, defense or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared hereunder by either party or if not, specifying the same. Such instrument will be executed by the other party and delivered to the requesting party within fifteen (15) days of receipt, or else the statements made in the proposed estoppel request shall be deemed to be correct.

                                   ARTICLE 32
                                    RECORDING

         Tenant shall not record this Lease. The parties shall join in the execution of a memorandum or so-called "short-form" of this Lease for the purposes of recordation. Any recording costs associated with the memorandum or short form of this Lease shall be borne by the party requesting recordation.

                                   ARTICLE 33
                                  FORCE MAJEURE

         In the event that either party hereto shall be delayed or hindered in or prevented from performance required hereunder by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature not the fault of the party delayed in performing work or doing the acts, such party shall be excused for the period of delay. The period for the performance of any such act shall then be extended for the period of such delay. The foregoing shall not apply to the "DEMISED PREMISES; DEMISE" section of this Lease or Article 1 hereof.

                                   ARTICLE 34
                                     CONSENT

         Wherever in this Lease Landlord or Tenant is required to give its consent or approval, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided in this Lease, if no written response to a consent or request for approval is provided within ten
(10) days from the receipt of the request, then the consent shall be presumed to have been given. Any such request for approval or consent shall be accompanied by a statement that Article 34 is being invoked and a failure to respond within ten (10) days shall result in the approval or request being granted by the other party.

                                   ARTICLE 35
                         ZONING, DEED RESTRICTIONS, ETC.

         Landlord further covenants, warrants, represents and agrees to fully cooperate and provide assistance which shall include, but not be limited to, assistance in obtaining certificates of occupancy, building permits, sign permits and any variances.

                                   ARTICLE 36
                                  SEVERABILITY

         Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

                                   ARTICLE 37
                             GOVERNING LAW AND VENUE

         This Lease shall be governed by the laws of the state in which the Shopping Center is located.

                                   ARTICLE 38
                                     BROKERS

         Tenant and Landlord represent that they have had no dealing with any real estate brokers or agents in connection with the negotiation of this Lease. Landlord and Tenant will indemnify and hold each other harmless from and against any and all liability and cost which Landlord or Tenant may suffer in connection with real estate brokers claiming by, through, or under either party seeking any commission, fee or payment in connection with this Lease.

                                   ARTICLE 39
                                ENTIRE AGREEMENT

         This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned in this Lease and no prior agreement, letters, representations, warranties, promises, or understandings pertaining to any such matters shall be effective for any such purpose. The Lease may be amended or added to only by an agreement in writing signed by the parties hereto or their respective successors in interest.

                                   ARTICLE 40
                              CONDITIONS PRECEDENT

         Tenant's obligation to lease the Demised Premises is contingent, in its entirety, on the satisfaction by Tenant of the conditions set forth in this
Article 40, subparagraphs A. through H., inclusive ("Conditions Precedent").

         A. Variances, Waivers and Special Exceptions. The Tenant shall have obtained all final and unappealable variances, approvals of conditional uses, special exceptions, and/or waivers required to lawfully improve and operate the Demised Premises. If the Tenant is unable to obtain any such variance, waiver, approval of conditional use or special exception, the Tenant may either lease the Demised Premises despite not having obtained such variance, waiver, approval of conditional use or special exception or terminate this Lease.

         B. Zoning Permit. Landlord and Tenant submitted an application to the Borough's zoning officer (the "Zoning Officer") to obtain a zoning permit to operate the Permitted Use in the portion of the BiLo Space proposed to be leased to Tenant. By letter dated May 20, 1998 from the Zoning Officer to Landlord and Tenant, the Borough rejected the zoning application and stated that the parties require a special exception from the Borough to operate the Permitted Use. Tenant has appealed the Zoning Officer's decision to the Borough's Zoning Hearing Board ("ZHB"). A hearing is scheduled for Thursday, July 16, 1998 to consider such appeal. If the appeal is rejected, Tenant shall appeal such decision to the Monroe County Court of Common Pleas, and Tenant shall have the right to prosecute such other actions to obtain the zoning permits necessary to operate the Permitted Use.

         In addition, the parties are aware that the Borough is contemplating an amendment to its zoning ordinance to regulate off-track wagering facilities in a manner that would prohibit the operation of the Permitted Use at the Shopping Center (the "Ordinance Amendment"). If the Ordinance Amendment is used a basis on which to interfere with the operation of the Permitted Use at the Shopping Center, Tenant shall file suit in the Court of Common Pleas contesting the authority of the Borough to regulate the location of off-track wagering facilities or the number of parking spaces required for off-track wagering facilities.

         Accordingly, it shall be a condition of Tenant's obligations hereunder that Tenant obtains the final and unappealable zoning permits necessary to operate the Permitted Use in the Shopping Center.

         C.  Building  Permits.  The Tenant  shall have  obtained  all final and
unappealable   building  permits  from  the  Borough  necessary  to  permit  the renovation of the Demised Premises for Tenant's Permitted Use.

         D. Department of Labor and Industry Approval. The Tenant shall have obtained final and unappealable use and occupancy certificates and approvals from the Pennsylvania Department of Labor and Industry to construct Tenant's Work and to operate and occupy the improvements on the Demised Premises for the Permitted Use.

         E. Utility Service. The Tenant shall have obtained written confirmation that electric, cable television, telephone, sanitary sewer, water and all other utility services are readily available with adequate capacity to serve the Demised Premises at standard costs and rates of the companies serving that portion of East Stroudsburg Borough in which the Demised Premises is located.

         F. Harness Racing Commission Approval. The Tenant shall have obtained final and unappealable approvals and permits from the Pennsylvania State Harness Racing Commission to operate the Permitted Use at the Demised Premises.

         G. Other Approval and Permits. The Tenant shall have obtained all other final and unappealable permits, approvals, and agreements required to be obtained in order to construct and operate the Permitted Use in the Demised Premises. For purposes of this Lease, the approvals and permits shall not be deemed final and unappealable, unless and until 35 days have elapsed without an appeal of any kind having been filed, or if an appeal has been filed, it has been dismissed.

         H. 1. Due Diligence. Commencing upon the execution of this Lease and for a period of sixty (60) days consecutive days thereafter ( the "Due Diligence Period") Tenant shall have the right at Tenant's sole cost and expense, to enter upon the Demised Premises at all times to conduct engineering studies, insurance inspections, surveys, soil borings, and other examinations of the Demised Premises, and to determine the feasibility of operating the Permitted Use at the Demised Premises. Tenant acknowledges that Landlord may not be able to provide access to the BiLo Space during the time that BiLo's lease is in effect, but Landlord agrees to use diligent efforts to obtain BiLo's permission to give Tenant access to the BiLo Space.

                  2. Cooperation of Landlord and Tenant. The Landlord shall reasonably cooperate with the Tenant and will not act in any manner to hinder, obstruct, delay or prevent Tenant from obtaining all necessary permits and approvals for the Permitted Use upon the Demised Premises. The Landlord agrees to join with the Tenant as a petitioner or applicant whenever required on any applications to obtain the approvals and permits described above, provided that the Landlord shall not be obligated to incur any material costs or expenses in connection therewith. The Landlord hereby grants to Tenant the necessary permission to execute on behalf of Landlord such applications as may be required to obtain such approvals and permits as are necessary for the project.

                  3. Right to Terminate. If the Tenant is not able to obtain the satisfaction of all Conditions Precedent within 180 days after the date hereof (the "Permit Period"), in Tenant's sole discretion, then and in such event, Tenant may terminate this Lease at any time before the expiration of the Permit Period by written notice to Landlord, whereupon this Lease shall terminate and the parties shall have no further rights or obligations hereunder. If all of the Conditions Precedent have not been satisfied within twenty-four (24) months after the date hereof, either Landlord or Tenant may terminate this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first mentioned, the corporate party or parties by its or their proper officers thereto duly authorized.

LANDLORD:

EAGLE VALLEY REALTY

By: /S/ Leonard Insalaco

TENANT:

PENN NATIONAL GAMING, INC., a Pennsylvania corporation

By: /S/ Joseph Lashinger
Attest:/S/Tina Seger

                                LIST OF EXHIBITS


         EXHIBIT "A" -     Current Site Plan

         EXHIBIT "B" -     New Site Plan

         EXHIBIT "C" -     Existing Exclusives

                          EXHIBIT "D" - Landlord's Work

                                   EXHIBIT "A"

                                CURRENT SITE PLAN



                                  See Attached

                                   EXHIBIT "B"

                                  NEW SITE PLAN



                                  SEE ATTACHED

                                   EXHIBIT "C"

                                   EXCLUSIVES



                                  SEE ATTACHED

                                   EXHIBIT "D"

                                 LANDLORD'S WORK



                                  SEE ATTACHED
                                       54